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                                                                    EXHIBIT L(1)



                         SIMPSON THACHER & BARTLETT LLP
                              425 Lexington Avenue
                            New York, New York 10017



Tel:   (212) 455-2000
Fax:   (212) 455-2502



                                                      October 26, 2004

     As counsel to Salomon Brothers Variable Rate Strategic Fund Inc. (the "Fund"), we consent to the incorporation by reference of our opinion, filed in connection with pre-effective amendment no. 3 to the Fund's registration statement on Form N-2 on October 14, 2004 and to the use of our name under the caption "Legal Opinions" in the Prospectus incorporated by reference in this registration statement.


                                    Very truly yours,

                                    /s/ Simpson Thacher & Bartlett LLP

                                    Simpson Thacher & Bartlett LLP